EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The following statement is provided by the undersigned to accompany the Form 10-Q for the six months ended June 30, 2010 of BioElectronics Corporation pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of BioElectronics Corporation.

/s/ Andrew Whelan	/s/ Andrew Whelan
Andrew J. Whelan	Andrew J. Whelan
President and Chief Executive Officer	Chief Financial Officer
BioElectronics Corporation	BioElectronics Corporation